Exhibit 99.1

UNIFIED SIGNAL, INC.                                       FOR IMMEDIATE RELEASE
March 2nd, 2015

UNIFIED SIGNAL, INC. 2014 LETTER TO SHAREHOLDERS

Kirkland, WA -- (Marketwired) -- 3/2/2015 - Unified Signal, Inc. (OTCQB: UNSI)

Dear Shareholders,

I wanted to take this time to summarize what we accomplished in 2014 and what shareholders can expect to see in 2015. To summarize who we are, Unified Signal (www.unifiedsignal.com) is a SaaS (software as a service) based billing and back office solution which enables companies in virtually any industry sector to resell cellular service as well as other telecom services using their existing brand. Unified Signal's turnkey telecom billing solution allows its clients to sell, provision, fulfill, and care for multiple telecom services, including pre and post-paid cellular, local, long distance, Internet, and now even mobile commerce. Unified Signal's technology infrastructure allows its clients to implement faster, have much more control of the system, and is far more cost efficient than other competing billing and back office systems. Unified Signal has successfully integrated with all major U.S. carriers, which has never been completed by any other U.S. billing company. Unified Signal also enables its clients to private label their own "PayPal" type services including a full mobile wallet linked to a prepaid debit card.

MAJOR MILESTONES OF 2014:
In 2nd quarter of 2014, Unified Signal became profitable and completed its 4th carrier integration. The company also launched the first of its kind cross carrier family, friend, business share plans.

In June 2014, Unified Signal acquired DataJack, Inc. which allowed the two companies to combine and merge technologies. DataJack was an industry enabler for data only mobile virtual network operators, commonly known as MVNOs. There was strong synergy between Unified Signal and DataJack as historically Unified Signal has not offered data only enablement services; however, the telecom industry as a whole is becoming very data centric. I was very impressed with the DataJack software back office infrastructure and much of the team it had assembled. From the very start of our due diligence, we recognized the synergies between the two companies and both companies would benefit from the merger of the two technologies and the integration of both teams. Unified Signal brings the billing system, supplier eco system, as well as 19 live revenue producing clients. It also brings a significant sales pipeline of fortune 500 companies that also need combined voice and data only services.

From June to December 2014, there was substantial clean-up work we had to complete. The legacy DataJack company was losing over $100,000 per month. Our first objective post acquisition, was to restructure the public company and turn the new DataJack division into a profitable entity. We officially changed the name of the public company to Unified Signal (ticker symbol: UNSI). In only 4 months we restructured the DataJack business segment to allow it to create
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positive cash flow. We integrated the DataJack code into the Unified Signal code base and re-launched the DataJack system into Unified Signal's hosting facility as well as sold the DataJack subscriber base to provide the working capital to make the changes needed to reorganize the company. We converted approximately 85% of DataJack's $3.8 million in debt into equity and created a payment plan with the remaining debt. The company has since been paying down on the remaining $570,000 of unconverted debt and currently has less than $100,000 of debt remaining on the books. The company should be able to pay off the remaining debt by the beginning of 2nd quarter 2015.

I believe  the future  looks very bright for Unified  Signal  shareholders.  The
company  now  has  over  19  exciting   MVNO  clients  which  we  believe  could
substantially increase our customer base and revenue stream.

In November / December of last year we have very carefully set our corporate objectives for 2015 which I have summarized below.

2015 OBJECTIVES:
     * Launch and integrate with international wireless carriers around the world therefore creating a more global footprint for clients. We are in the processes of signing multiple international carrier contracts now as our US based clients wish to expand into Europe, Mexico, and South America;

     * Expand our product suite to support the resale of other services such as IPTV, VoIP, and even energy. We also plan to expand our product suite to include the sale of carrier branded services as well as other large MVNOs which now represent 25% of wireless users. This will allow clients using Unified Signal's system to literally sell and replenish every carrier offering in the country;

     * Market and expand internationally with the company's mobile commerce platform which now supports real time money transfer internationally for a fraction of the cost of any other money transmittal company. Specifically we will be launching our mobile wallet product suite into Serbia and much of Eastern Europe;

     * Launch Unified Signal's new Voice over Wi-Fi Back Haul in over 8 million international locations across the world. This product allows our client's customers with the ability to use their cellular phone all over the world, but only pay as if they were in their home market.

     * Grow our revenue substantially from $3.5 Million in 2014 and add another 10 MVNOs in 2015 bringing our supported MVNOs to 30 by year end.
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     *    Create a board / board of advisors of experienced professionals in the technology / software space. Last month we finished adding key board of advisor members that we believe will help make the company an attractive acquisition candidate and provide the company with a wealth of experience in building a high growth software system.

     * Market our company to the investment community to increase awareness of who we are and generate interest in our stock.. Currently we believe our stock price is not reflective of the fundamentals of our business. Stock price has been volatile due to lack of liquidity. To address these issues, we are committed to embark on an investors outreach campaign by actively marketing and communicating our stories through investor conferences and various mediums. It is not a quick process, but with our continued effort, we believe we will eventually achieve our goal.

You  can  learn  more  about   Unified   Signal  by  visiting   our  website  at
www.unifiedsignal.com. You can also keep tabs on us and our progress by following our Facebook, Twitter, and LinkedIn pages.

For all our supporters, thank you for being there for us. I hope you are now as excited as I am about the future of Unified Signal.

Sincerely,

Paris W. Holt

Chief Executive Officer
Unified Signal, Inc

To the extent that statements contained in this press release are not descriptions of historical facts regarding Unified Signal, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "will," "expect," "anticipate," "estimate," "intend," "objectives" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding the quoting and trading of our common stock and our expectations regarding our development and monetization plans for our international wireless carrier contracts, increasing our revenue substantially, expanding our products offering such IPTV, VoIP and energy, expanding our mobile commerce platform internationally and launching our Wi-Fi Back Haul in over 8 million locations internationally. Forward-looking statements in this release involve substantial risks and uncertainties that could cause the development and monetization of our mobile games, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Unified Signal undertakes no obligation to update or revise any forward-looking statements. The quoting and trading of the company's common stock on the OTC Bulletin Board and the OTC Market Group's OTC Link quotation system is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the company's common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board and the OTC Market Group's OTC Link quotation system are not stock exchanges, and trading of securities on them is often more sporadic than trading of securities listed on the NASDAQ Stock Market or another securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Unified Signal's filings with the Securities and Exchange Commission, which are available through http://www.sec.gov.

Contact:  Melissa Watson
VP of Business Development
800-884-4131